UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2023
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
MarketWise, Inc. (the “Company” or “MarketWise”) has appointed Amber Mason to serve as Chief Operating Officer of the Company, effective as of January 10, 2023. Ms. Mason, age 43, joined MarketWise in 2006, and has worked at multiple levels of the business. Since April 1, 2022, Ms. Mason has served as Vice President, Business Development. She previously served as Managing Partner of Legacy Research Group, a leading subsidiary of the Company, from January 2016 to August 2021.
In connection with Ms. Mason’s appointment as Chief Operating Officer, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an annual base salary for Ms. Mason equal to $500,000, pro-rated for her part-time employment status. Ms. Mason will also be eligible for a discretionary cash bonus for 2023. In addition, in connection with her appointment as Chief Operating Officer, Ms. Mason has been designated by the Committee as a participant in the Company’s Executive Severance Plan which was adopted on December 16, 2022 (the “Severance Plan”), pursuant to which, in the event of the termination of Ms. Mason’s employment by the Company without Cause or Ms. Mason’s resignation for Good Reason (each as defined in the Severance Plan), Ms. Mason will be entitled to receive (i) a lump-sum cash payment equal to 1.25 times her base salary (1.5 times her base salary if such termination occurs during the Change in Control Protection Period (as defined in the Severance Plan)), (ii) a pro-rated portion of her Target Cash Bonus (as defined in the Severance Plan) for the year of termination (1.5 times her Target Cash Bonus if such termination occurs during the Change in Control Protection Period), (iii) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (iv) continued vesting of outstanding time-based equity awards (acceleration of vesting of outstanding time-based equity awards if such termination occurs during the Change in Control Protection Period), in each case, subject to Ms. Mason’s execution and non-revocation of a release of claims and Ms. Mason’s continued compliance with applicable restrictive covenants, including 18 month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. The Severance Plan also provides that, in the event of the termination of Ms. Mason’s employment due to death or Disability (as defined in the Severance Plan), Ms. Mason will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards. The foregoing description of the applicable terms and conditions of the Severance Plan is qualified in its entirety by the full text of the Severance Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
There are no arrangements or understandings between Ms. Mason and any other person pursuant to which Ms. Mason was selected as an officer. There are no transactions in which Ms. Mason has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	MarketWise, Inc. Executive Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: January 13, 2023	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary